UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 3, 2011

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

708 3rd Avenue, 6th Floor
New York, New York 10017
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s Telephone Number, including area code: (212) 227-2242

With a Copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
T: (516) 833-5034
F: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the Board of Directors of Global Investor Services Inc. (the “Company”) appointed Jeffrey R. Freedman as a director of the Company.  Mr. Freedman was nominated for consideration by the Board of Directors by Wealth Engineering LLC (“Wealth”) in conjunction with the Marketing Agreement between the Company and Wealth providing Wealth with the right to nominate a board member.  There is no understanding or arrangement between Mr. Freedman and any other person pursuant to which Mr. Freedman was selected as a director.  Mr. Freedman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

From 2009 to present, Mr. Freedman has served as the Vice President, Corporate Development for Sulphco, Inc. where he has been responsible for investor relations and external capital funding needs.  From 2007 to 2009, Mr. Freeman as the Vice President, Corporate Development for Allis-Chalmers Energy Inc. From 2003 to 2007, Mr. Freeman focused on the investment and development of real estate projects.  Mr. Freeman has also served as a Managing Director of Prudential Securities from 1994 to 2001 and Smith Barney from 1985 to 1994.  Mr. Freeman received a BSBA, Finance from Babson College and a MBA, Finance in 1970 and Accounting from New York University – Stern School of Business in 1972.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name:	William Kosoff
Title:	Chief Financial Officer and Director

Date:	March 4, 2011
New York, New York